Exhibit 10.2

MASTECH HOLDINGS, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

Effective as of May 14, 2014, the Mastech Holdings, Inc. Stock Incentive Plan is hereby amended and restated by Mastech Holdings, Inc., as set forth herein. The Mastech Holdings, Inc. Stock Incentive Plan was originally effective as of October 1, 2008.

Section 1. General Purpose of the Plan; Definitions. The name of this plan is the Mastech Holdings, Inc. Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of Mastech Holdings, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning assigned to that term in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means May 14, 2014, provided that the Plan, as amended and restated, shall have been approved by the Company’s stockholders.

“Fair Market Value” of the Stock on any given date shall be the closing price as reported on the American Stock Exchange for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. If the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value of the Stock on such date.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any Option to purchase shares of Stock granted pursuant to Section 6.

“Performance Share Award” means any Award granted pursuant to Section 12.

“Restricted Stock Award” means any Award granted pursuant to Section 10.

“Stock” means the common stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 14.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 7.

“Stock Award” means any award granted pursuant to Section 11.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration. The Plan shall be administered by the full Board or a committee of such Board comprised of two or more individuals who are “Non-Employee Directors” within the meaning of Rule 16b-3(a)(3) promulgated under the Act and “outside directors” as defined in Section 162(m) of the Code (the “Plan Administrator”). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

(a)	construe the Plan and any Award under the Plan;

(b)	select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Awards may be granted;

(c)	determine the number of shares of Stock to be covered by any Award;

(d)	determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)	accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration; and

(f)	impose limitations on Awards, including limitations on transfer and repurchase provisions.

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Co-Chairmen of the Company or the Chief Executive Officer of the Company the Plan Administrator’s authority and duties with respect to granting Awards to individuals who are not subject, by reason of their position with the Company or its Subsidiaries, to the reporting provisions of Section 16 of the Act and who are not expected to be “covered employees” of the Company or its Subsidiaries within the meaning of Section 162(m) of the Code.

Section 4. Eligibility. Directors, officers, employees and consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are primarily responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 14. The shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. To the extent that an SAR is granted in conjunction with an Option, the shares covered by such SAR and Option shall be counted only once. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period and Stock Appreciation Rights with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any individual participant under Performance Share Awards granted under the Plan for that calendar year of the Performance Period shall be limited to 250,000 shares of Stock. In the case of multi-year Performance Periods, the number of shares which are earned in any one calendar year of the Performance Period is the number of shares paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of shares of Stock earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Plan Administrator and actual payment to the Participant may occur in a subsequent calendar year or years. The limitations in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder and may not be granted in tandem. The Plan Administrator shall determine whether, and to what extent, Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (a) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and (b) no Incentive Stock Option may be granted following the tenth anniversary of the Effective Date. The provisions of the Plan and any Stock Option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, or (ii) simultaneously with the grant of an Option (either an Incentive Stock Option or Non-Qualified Stock Option) and in conjunction therewith or in the alternative thereto.

(a)	An SAR shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the “Request”), (i) a number of shares of Stock, (ii) an amount of cash, or (iii) any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of the Fair Market Value, on the day of such Request, of one share of Stock over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares of Stock for which such SAR shall be exercised.

(b)	The exercise price of an SAR granted alone shall be determined by the Plan Administrator, but may not be less than the Fair Market Value of the underlying Stock on the date of grant. An SAR granted simultaneously with the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value of the Stock subject to the SAR and related Option exceeds the exercise price thereof.

(c)	Upon exercise of an SAR granted simultaneously with an Option and in the alternative thereto, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the SAR shall have been exercised. The number of shares of Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised.

(d)	Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

Section 8. Terms of Options and SARs. Each Option or SAR granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option or SAR is granted and shall be subject to the following terms and conditions:

(a)	Subject to adjustment as provided in Section 14 of this Plan, the price at which each share covered by an Option may be purchased shall not be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Company and an Option granted to such optionee is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted. The purchase price of any Option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(b)	The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision), except as otherwise determined by the Plan Administrator in its discretion. If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, the portion of such Option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted Options being so reclassified first.

(c)	Neither an Option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to exercise the Option or SAR may agree within the period specified in subsection 8(d)(iii) hereof. All Options and SARs shall be exercisable during the lifetime of the participant only by the participant.

(d)	An Option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the Option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the “Option Period”), provided that, unless the agreement provides otherwise:

(i)	If a participant who is an employee of the Company shall cease to be employed by the Company, all Options and SARs to which the employee is then entitled to exercise may be exercised only within three months after the termination of employment and within the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the Option Period. Notwithstanding the foregoing, in the event that any termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options and SARs held by such participant shall forthwith terminate. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the participant’s attainment of age 65, and a participant’s “Disability” shall be determined within the meaning of Section 422(c)(6) of the Code.

For purposes of this Plan, the term “Cause” shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Company, “cause” or “for cause” as defined in such agreement, (b) in all other cases (i) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company, (ii) the commission of an act of fraud in the performance of such person’s duties to or on behalf of the Company, or (iii) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person’s incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company.

For purposes of this Plan, the term “Competing Business” shall mean: any person, corporation or other entity engaged in the business of (a) information technology staffing and consulting services, or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such person’s employment, consultant relationship or directorship, as the case may be, hereunder;

(ii)	If a participant who is a director of the Company shall cease to serve as a director of the Company, any Options or SARs then exercisable by such director may be exercised only within three months after the cessation of service and within the Option Period unless such cessation was due to Disability, in which case such optionee may exercise such Option or SAR within one year after cessation of service and within the Option Period. Notwithstanding the foregoing, if any cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business during the Option Period, any Options and SARs held by such participant shall forthwith terminate;

(iii)	If the participant shall die during the Option Period, any Options or SARs then exercisable may be exercised only within one year after the participant’s death and within the Option Period and only by the participant’s personal representative or persons entitled thereto under the participant’s will or the laws of descent and distribution;

(iv)	The Option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 14) after the termination of the participant’s employment, cessation of service as a director or the participant’s death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant’s employment or the participant’s death; and

(v)	If a participant owns (or is deemed to own under applicable provisions of the Code and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option by its terms may not be exercisable after the expiration of five years from the date such Option is granted.

(e)

The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash, (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price, (iii) in the discretion of the Plan Administrator, through the delivery or certification to the Company of previously-owned shares of Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option, (iv) in the discretion of the Plan Administrator, through an election to have shares of Stock otherwise issuable to the optionee withheld to pay the exercise price of such Option, or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 8(e). Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the Option price is paid in cash, the exercise of the Option shall not be deemed to occur and no shares of Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the Option price from the broker or other agent.

(f)	The Plan Administrator, in its discretion, may authorize “stock retention Options” which provide, upon the exercise of an Option previously granted under this Plan (a “prior Option”), using previously owned shares, for the automatic issuance of a new Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior Option. Such stock retention Option shall have the same Option Period as the prior Option.

(g)	Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

(h)	The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option, subject to the attainment of performance goals and objectives and the right to exercise may be cumulative as determined by the Plan Administrator.

(i)	If a grantee of an Option or SAR engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as an Independent Director) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately terminate all outstanding Options and SARs of the participant.

Section 9. Independent Director Options. The Option exercise price for Options granted to Independent Directors under the Plan will be equal to the Fair Market Value of the Stock on the date of grant. Options granted to Independent Directors will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director.

Section 10. Restricted Stock Awards.

(a)	The Plan Administrator may grant Restricted Stock Awards to any officer, employee or consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)	A participant holding unvested Restricted Stock shall not have any of the rights of a shareholder with respect to such unvested Restricted Stock, including, but not limited to the right to vote and receive dividends with respect thereto, until such Stock vests in accordance with the terms of the Restricted Stock Award under which such Stock was granted. The Plan Administrator may, in its sole discretion, decide to issue stock certificates evidencing the Restricted Stock at the time of grant, after the time of grant, or at the time when the restrictions lapse.

(c)	The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(d)	Unvested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

(e)	If an awardee of Restricted Stock engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately declare forfeited all shares of Restricted Stock held by the participant as to which the restrictions have not yet lapsed.

Section 11. Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any officer, employee or consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual; provided, however, that any purchase rights may not be granted at less than the Fair Market Value of the underlying shares on the date of grant.

Section 12. Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (the “Performance Goals”). The Plan Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee or consultant of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Plan Administrator, in its sole discretion, shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the periods during which performance is to be measured (the “Performance Period”), and all other limitations and conditions applicable to the awarded Performance Shares.

(a)	Terms of Performance Awards. At the time a Performance Share Award is granted, the Plan Administrator shall cause to be set forth in the Award agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined, and (3) such other terms and conditions applicable to the Award as the Plan Administrator may, in its discretion, determine to include therein. The terms so established by the Plan Administrator shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Plan Administrator may retain the discretion to reduce (but not to increase) the amount of a Performance Share Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Plan Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Plan Administrator may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(b)

Performance Goals. Performance Goals shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Plan Administrator in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Plan Administrator at the time of making a Performance Share Award. The Plan Administrator may in its discretion also determine to use other objective performance measures as Performance Goals and/or other terms and conditions even if such Performance Share Award would not qualify under Section 162(m) of the Code, provided that the Plan Administrator identifies the Performance Share Award as non-qualifying at the time of Award.

(c)	Plan Administrator Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Share Award to the participant, the Plan Administrator shall determine in accordance with the terms of the Performance Share Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance. For this purpose, approved minutes of the meeting of the Plan Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Share Awards are not intended to provide for the deferral of compensation, such that payment of Performance Share Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

Section 13. Tax Withholding.

(a)	To the extent required by applicable Federal, state, local or foreign law, the participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Stock or make any cash or other payment under the Plan until such obligations are satisfied. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of shares of Stock, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Plan Administrator may deem necessary or advisable to enable the Company and participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Stock, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(b)	A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash, (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes), provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six months, or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 13(b).

(c)

A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, or the receipt of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes); provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant’s next regular paycheck.

(d)	An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 13(c) must be in writing and delivered to the Company prior to the date on which the amount of tax to be withheld is determined.

Section 14. Adjustment of Number and Price of Shares.

Any other provision of the Plan notwithstanding:

(a)	If, through, or as a result of, any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options, Stock Appreciation Rights and Performance Share Awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights and other purchase rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable, and (iv) the number of shares which may be issued under the Plan but are not then subject to Awards. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)	If the outstanding shares of the Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Stock, (i) the Plan Administrator shall make any adjustments to any then outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or other stock Award which it determines are equitably required to prevent dilution or enlargement of the rights of participants which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Plan Administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of Restricted Stock held in escrow or for which any shares of Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

(c)	No adjustment or substitution provided for in this Section 14 shall require the Company to issue or to sell a fractional share under any Award agreement and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

Section 15. Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean the occurrence of any of the following events:

(a)	The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(c)	Approval by the stockholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its Subsidiaries (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

(d)	(i) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

Section 16. Consequences of a Change of Control.

(a)

Upon a Change of Control, (i) each outstanding Option, SAR and Performance Share Award shall be assumed by the Acquiring Company (as defined below) or parent thereof or replaced with a comparable option or right to purchase or to be awarded shares of the capital stock, or equity equivalent instrument, of the Acquiring Company or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable, restricted grants, together, the “Replacement Restricted Stock”); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Change of Control and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock or other stock Award shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine, in its discretion, (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options and SARs which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 16(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Stock as determined by the Board, of an amount equal to the amount (if any) by which the per share value of Stock subject to unexercised Options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the Change of Control, and such other considerations as the Board deems appropriate) exceeds the exercise price of those Options or SARs (where Options and SARs are issued in tandem, such payment to be made only with respect to a single underlying share of Stock upon surrender of each tandem pair of Options and SARs), with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b)	Any Options, SARs or Performance Share Awards that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

Section 17. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto; provided further that no amendment of the Plan shall be made without shareholder approval (a) if the effect of the amendment is (i) to make any changes in the class of employees eligible to receive Incentive Stock Options under the Plan, or (ii) to increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan, or (b) if shareholder approval of the amendment is at the time required (i) by the rules of any stock exchange on which the Stock may then be listed, or (ii) for Options, SARs and Performance Share Awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code.

Section 18. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable exchange or of the American Stock Exchange. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 19. Compliance with Section 16. With respect to persons subject to Section 16 of the Act by reason of their service with the Company or its Subsidiaries, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor rule) and shall be construed to the fullest extent possible in a manner consistent with this intent.

To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 20. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, determine the terms and conditions applicable to Awards to foreign nationals or United States citizens employed abroad in a manner otherwise inconsistent with the Plan if it deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

Section 21. Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, May 14, 2024, and no Awards may be granted under the Plan after such date, subject to earlier termination by the Board. Termination of the Plan shall not affect previous Awards granted under the Plan. Absent additional shareholder approval, no Performance Share Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2019.